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                                February 11, 2000




HealthAxis Inc.
2500 DeKalb Pike
East Norriton, PA  19401

         Re:      HealthAxis Inc.
                  Registration Statement on Form S-4

Gentlemen:

         We have acted as counsel to HealthAxis Inc. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, related to the issuance of up to 39,459,458 shares (the "Shares") of common stock, par value $0.10 per share of the Company in connection with the proposed merger (the "Merger") of HealthAxis Acquisition Corp, a Pennsylvania corporation, with and into HealthAxis.com, Inc., a Pennsylvania corporation ("HealthAxis"). This opinion is being furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents and records examined and the genuineness of all signatures.

         This opinion is limited to the laws of the Commonwealth of Pennsylvania and no opinion is expressed as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Shares that are being issued by the Company pursuant to the Registration Statement, when issued by the Company as contemplated by the Registration Statement and in accordance with the Agreement and Plan of Reorganization and the Agreement and Plan of Merger will be legally issued, fully paid and non-assessable.

         The opinions expressed herein are qualified in all respects by the following: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws or equitable principles affecting creditors' rights or remedies; and (c) the effect of applicable law and court decisions which may now or hereafter limit or render unenforceable certain rights and remedies.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur.

         This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Joint Proxy Statement / Prospectus, which is part of the Registration Statement.


                                        Sincerely,

                                        /s/ Butera Beausang Cohen & Brennan P.C.
                                        ----------------------------------------

                                        BUTERA  BEAUSANG COHEN & BRENNAN P.C.


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                                   EXHIBIT "A"



         1.  The Company's Amended and Restated Articles of Incorporation.

         2.  The Company's Amended and Restated Bylaws.

         3.  Resolutions of the Board of Directors dated January 26, 2000.

         4. Agreement and Plan of Reorganization filed as an exhibit to the Registration Statement.

         5. Agreement and Plan of Merger filed as an exhibit to the Registration Statement.

         6.  The Registration Statement.

         7. Good Standing Certificate issued by the Secretary of the Commonwealth of Pennsylvania.